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                   STRONG SHORT-TERM GLOBAL BOND FUND, INC.
                                 (Registrant)

                              POWER OF ATTORNEY

        Each person whose signature appears below, constitutes and appoints John Dragisic, Thomas P. Lemke, Lawrence A. Totsky, Stephen J. Shenkenberg and John S. Weitzer, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        NAME                    TITLE                           DATE
        -----                   ------                          ----
                        President of the Board (Principal
                        Officer and acting Principal
/s/ John Dragisic       Financial Accounting Officer)
----------------------  and a Director                       February 25, 1997
John Dragisic

/s/ Richard S. Strong   Chairman of the Board and a
----------------------  Director
Richard S. Strong                                            February 25, 1997

/s/ Marvin E. Nevins
----------------------  Director
Marvin E. Nevins                                             February 25, 1997

/s/ Willie D. Davis
----------------------
Willie D. Davis         Director                             February 25, 1997

/s/ William F. Vogt
----------------------  Director                             February 25, 1997
William F. Vogt

/s/ Stanley Krizik      Director                             February 25, 1997
----------------------
Stanley Krizik